UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
January 29, 2024
Date of Report (Date of earliest event reported)
TechnipFMC plc
(Exact name of registrant as specified in its charter)

United Kingdom	001-37983	98-1283037
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Subsea Lane
Houston, Texas
United States of America	77044
(Address of principal executive offices)	(Zip Code)

+1 281-591-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary shares, $1.00 par value per share	FTI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2024, the Compensation Committee of the Board of Directors of TechnipFMC plc (the “Company” or “us”) approved the renewal of Executive Severance Agreements with our Chief Executive Officer, our Executive Vice President and Chief Technology Officer, and our President, Subsea, with no expiration date. The Compensation Committee also approved entering into Executive Severance Agreements with our other executive officers similarly with no expiration date, effective as of their respective appointment dates.
Similar to the prior agreements, the Executive Severance Agreements provide for “double trigger” severance benefits if an executive officer’s employment is terminated without cause or constructively terminated within the twenty-four months following a change in control. The severance benefits are equal to (i) a multiple of each executive’s base salary (multiple of three for our Chief Executive Officer and Chief Financial Officer; multiple of two for all other executive officers); (ii) a multiple of the greater of the executive’s annual target cash bonus or the executive’s prior three-year average annual cash bonus (multiple of three for our Chief Executive Officer and Chief Financial Officer; multiple of two for all other executive officers); (iii) accrued but unpaid base salary and unused paid time off pay; (iv) a pro-rated payment equal to the amount of the executive’s annual target cash bonus for the year the executive is terminated; and (v) an amount equal to the monthly premium payable for the executive under the Company’s health care, life, accidental death and dismemberment insurance and long-term disability insurance coverage for twenty-four months, or in the case of our Chief Executive Officer and Chief Financial Officer, for thirty-six months. If an executive is eligible for severance under applicable law, collective agreement, or an employment agreement, then the severance paid under the Executive Severance Agreement will be reduced by any such other severance amounts. Receipt of the severance benefits under the Executive Severance Agreements is subject to the executive signing a release of claims. The severance benefits may also be reduced to the extent payment of such benefits would not be deductible by reason of Section 280G of the U.S. Internal Revenue Code. Following termination, the executive would also no longer be subject to any stock ownership or retention requirements.
The foregoing summary of the Executive Severance Agreements does not purport to be complete and is qualified in its entirety by the complete text of the form Executive Severance Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of TechnipFMC plc Executive Severance Agreement
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 10.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechnipFMC plc

By: /s/ Cristina Aalders
Dated: January 29, 2024	Name: Cristina Aalders
Title: Executive Vice President, Chief Legal Officer and Secretary